EXHIBIT 10.1

  SECOND AMENDMENT TO

CHANGE IN CONTROL AND SEVERANCE AGREEMENT

This Second Amendment to Change in Control and Severance Agreement (this “Second Amendment”) is made and entered into as of the 17th day of April 2023, by and between Ra Medical Systems, Inc. (the “Company”) and Jonathan Will McGuire (the “Executive”).

WHEREAS, reference is hereby made to that certain Change in Control and Severance Agreement, effective as of March 30, 2020, by and between the Company and the Executive, as amended by that certain Amendment, dated January 9, 2023, by and between the Company and the Executive (collectively, the “Agreement”); and

WHEREAS, the Company and the Executive desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Agreement is hereby amended as follows:

1.	Section 3(b) of the Agreement is amended and restated to read in its entirety as follows:

“(b) Qualifying CIC Termination. On a Qualifying CIC Termination, the Executive will be eligible to receive the following payments and benefits from the Company:

(i) Salary Severance. A single, lump sum payment equal to twenty-four (24) months of the Executive’s Salary, less applicable withholdings.

(ii) Bonus Severance. A single, lump sum payment equal to 150% of the Executive’s target annual bonus as in effect for the fiscal year 2022, less applicable withholdings.

(iii) Equity Vesting Acceleration. Vesting acceleration (and exercisability, as applicable) as to 100% of the then-unvested shares subject to each of the Executive’s then-outstanding Company equity awards. In the case of an equity award with performance-based vesting all performance goals and other vesting criteria will be deemed achieved at no less than target. For the avoidance of doubt, in the event of the Executive’s Qualifying Pre‑CIC Termination (as defined below), any unvested portion of the Executive’s then-outstanding equity awards will remain outstanding until the earlier of (x) ninety (90) days following the Qualifying Termination or (y) the occurrence of a Change in Control, solely so that any benefits due on a Qualifying Pre‑CIC Termination can be provided if a Change in Control occurs within ninety (90) days following the Qualifying Termination (provided that in no event will the Executive’s stock options or similar equity awards remain outstanding beyond the equity award’s maximum term to expiration). If no Change in Control occurs within ninety (90) days following a Qualifying Termination, any unvested portion of the Executive’s equity awards automatically and permanently will be forfeited on the sixtieth (60th) day following the date of the Qualifying Termination without having vested.

2.

Notwithstanding anything to the contrary contained in this Agreement or any other agreement between the Company and Executive, other than as specifically contemplated by Section 3 of the Agreement (as amended hereby), the Company and the Executive acknowledge that the Executive shall not be entitled to receive any equity awards or cash bonuses from the Company with respect to the fiscal year 2023.

3.	Full Force and Effect. To the extent not expressly amended hereby, the Agreement shall remain in full force and effect.

4.

Entire Agreement. This Second Amendment and the Agreement constitute the full and entire understanding and agreement between the parties hereto with regard to the subject matter hereof and thereof. This Second Amendment may be amended at any time only by mutual written agreement of the parties hereto.

5.	Counterparts. This Second Amendment may be executed in counterparts, all of which together shall constitute one instrument, and each of which may be executed by less than all of the parties hereto.

6.

Governing Law. The validity, interpretation, construction and performance of this Second Amendment will be governed by the laws of the State of California (with the exception of its conflict of law provisions).

[Signature Page Follows]

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IN WITNESS WHEREOF, each party hereto has executed this Second Amendment, in the case of the Company by its duly authorized officer, as of the date set forth above.

COMPANY:

RA MEDICAL SYSTEMS, INC.

By:	/s/ Martin Colombatto
Name:	Martin Colombatto
Title:	Chairman of the Compensation Committee of the Board of Directors of the Company

EXECUTIVE:

/s/ Jonathan Will McGuire
Jonathan Will McGuire

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